                                                                      Exhibit 23

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ALZA Corporation of our report dated February 22, 1994, included in the 1993 Annual Report to Stockholders of ALZA Corporation.

Our audits also included the financial statement schedules of ALZA Corporation listed in Item 14(a). These schedules are the responsibility of the company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-92629, No. 2-97422, No. 33-21810, No. 2-83419, No. 2-77785, No.
2-97421, No. 33-36141, No. 33-51890 and No. 33-51890) and in the related
Prospectuses, of our report dated February 22, 1994 with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of ALZA Corporation.


                                                                 Ernst & Young



Palo Alto, California
March 29, 1994